Exhibit 32.3

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of National Property Analysts Master Limited Partnership (“NPAMLP”) on Form 10-Q for the period ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David A. Simon, Vice President and Chief Financial Officer of EBL&S Property Management, Inc., Agent for NPAMLP and the equivalent of its Chief Financial Officer certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NPAMLP.

A signed original of this written statement required by Section 906 has been provided to NPAMLP and will be retained by NPAMLP and furnished to the Securities and Exchange Commission or its staff upon request.

National Property Analysts Master Limited Partnership
(Registrant)

Date:	May 15, 2012

By:	EBL&S Property Management, Inc., Agent for NPAMLP

By:	/s/ David A. Simon
Name:	David A. Simon
Title:	Vice President and Chief Financial Officer